EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-___________) and related Prospectus of Compositech Ltd. for the registration of 11,571,315 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 2000, with respect to the financial statements of Compositech Ltd. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Melville, New York
July 21, 2000